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                                                                   EXHIBIT 23(a)











                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Getchell Gold Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Getchell Gold Corporation, relating to the 1996 Stock Option Plan for Outside Directors and the 1996 Long-Term Equity Incentive Plan of our report dated February 7, 1996, relating to the consolidated balance sheets of FirstMiss Gold Inc. and subsidiary (now known as Getchell Gold Corporation), as of December 31, 1995 and June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1995 and each of the years in the three-year period ended June 30, 1995, which report appears in the December 31, 1995, annual report on Form 10-K of Getchell Gold Corporation.



                                   /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP

Denver, Colorado
February 19, 1997